                                                                   Exhibit 99.8

FOR IMMEDIATE RELEASE

CONTACTS:

LJL BIOSYSTEMS, INC.:                                MEDIA RELATIONS:

LARRY TANNENBAUM                                     FRIESTEDT INTERNATIONAL
CFO AND SENIOR VICE PRESIDENT                        SUSANNE FRIESTEDT
408-548-0542                                         619-223-8844
ltannenbaum@ljlbio.com                               friestintl@aol.com
----------------------                               ------------------

LJL BIOSYSTEMS, INC DISCUSSES PIVOTAL YEAR AND ENTRY INTO GENOMICS MARKET AT CHASE HAMBRECHT & QUIST CONFERENCE

SUNNYVALE, CA - JANUARY 13, 2000 - LJL BioSystems, Inc. (NASDAQ: LJLB) today presented the Company's success in addressing some of the most challenging drug discovery problems with its platform of instrument systems and consumables. Also, at the Chase Hambrecht & Quist Healthcare Conference, Lev
J. Leytes, Chairman and CEO of LJL discussed the Company's accomplishments in extending its technology into the SNP (single nucleotide polymorphism) genotyping market. The Company's HEFP-SNP(TM) platform is now being utilized to genotype SNPs at leading genomics centers and research labs.

"We believe that the growing acceptance of our technologies by industry-leading customers demonstrates that LJL's solutions have exciting potential in the rapidly growing markets of genomics and drug discovery," commented Lev J. Leytes.

Earlier this week,. LJL announced preliminary record revenue of approximately $4.0 million for the fourth quarter ended December 31, 1999. These initial results compare to revenue of $1.6 million in the fourth quarter of 1998 and represent more than a 140% increase over the year ago quarter and more than 50% growth from the third quarter of 1999.

During the fourth quarter, the company added several new customers, including three major pharmaceutical companies. The Company shipped its 100th system just a little more than a year and a half after commencing shipment of its first High Throughput Screening (HTS) instrument. During this time, LJL has begun to successfully penetrate its target customer base, and has sold systems to 21 of the top 25 pharmaceutical companies in the world, with approximately two-thirds of those customers ordering more than one unit.

ABOUT LJL BIOSYSTEMS, INC.
LJL BioSystems supplies infrastructure tools to pharmaceutical and biotech companies engaged in the highly competitive search for new medicines in the genomics era. LJL's family of proprietary products, marketed as CRITERION-TM-, consists of instruments, consumables, and services. The Company intends to establish CRITERION as the gold standard for addressing many of the key bottlenecks in drug discovery. LJL's worldwide customers include, among others, AstraZeneca, Bristol Myers Squibb, Eli Lilly and Company, Johnson and Johnson, Merck and Co., Tularik, Inc., Millennium Pharmaceuticals, Inc., DuPont Pharmaceuticals Company, Amgen, Inc., Monsanto Company, Pharmacia & Upjohn and SmithKline Beecham. LJL is headquartered in Sunnyvale, California and has a subsidiary in the United Kingdom. Additional information on LJL and CRITERION technology can be found at www.ljlbio.com
                                     --------------

FORWARD-LOOKING STATEMENTS
Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act, including statements regarding LJL's "expectations", "goals", "beliefs", "hopes", "designs", "intentions", "strategies" or the like. Such statements are subject to risks and uncertainties that could cause actual results to differ materially, including such factors, among others, as the impact of competitive products and pricing, the timely development and market acceptance of new products, the ability to raise capital, concentration of HTS and Ultra-HTS markets, market conditions, the mix between domestic and international sales, manufacturing and cost of LJL's products, dependence on collaborative partners, the enforcement of intellectual property rights, and uncertainties relating to sole source suppliers, technological approaches, FDA and other regulatory approvals. These and other risk factors are discussed in LJL's Report on Form 10-K, filed March 30, 1999, Reports on Form 10-Q filed May 14, 1999, August 16, 1999 and November 15, 1999 and Form S-3 dated July 22, 1999 (see, in particular, Risk Factors and Management's Discussion and Analysis of Financial Condition and Results of Operations). LJL disclaims any intent or obligation to update these forward-looking statements. As a result of these and other factors, LJL expects to experience significant fluctuations in operating results, and there can be no assurance that LJL will become or remain consistently profitable in the future.

For information on LJL BioSystems, Inc., contact Larry Tannenbaum, Chief Financial Officer, at 408-548-0542 or ltannenbaum@ljlbio.com.
                                      -----------------------